SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/
Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/_/ Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))


                                  HUMASCAN INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

    ____________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

    ____________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    ____________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

    ____________________________________________________________________________

(5) Total fee paid:

    ____________________________________________________________________________

/_/ Fee paid previously with preliminary materials:

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
    ____________________________________________________________________________

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(4) Date filed:
________________________________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  HUMASCAN INC.
                                 125 Moen Avenue
                           Cranford, New Jersey 07016

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held July 30, 1998
                              --------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HUMASCAN INC. ("Company") will be held at the executive offices of the Company, 125 Moen Avenue, Cranford, New Jersey, on Thursday, July 30, 1998, at 10:00 a.m. local time, for the following purposes, all as more fully described in the attached proxy statement:

         1. To elect four directors of the Company to hold office until the Annual Meeting of Stockholders in 1999 and until their respective successors have been duly elected and qualified; and

         2. To transact such other business as may properly come before the meeting, or any or all adjournments thereof.

         Only stockholders of record at the close of business on June 10, 1998 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

         You are urged to read the attached proxy statement, which contains information relevant to the action to be taken at the meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

                                             By Order of the Board of Directors


                                             Kenneth S. Hollander
                                             Secretary


Cranford, New Jersey
June 24, 1998

                                  HUMASCAN INC.

                              --------------------
                                 PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 30, 1998

                              --------------------

         This Proxy Statement and the accompanying form of proxy is furnished to stockholders of HUMASCAN INC. ("Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders to be held at the offices of the Company, 125 Moen Avenue, Cranford, New Jersey, on Thursday, July 30, 1998, at 10:00 a.m., and at any and all adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised. Unless otherwise specified in the proxy, shares represented by proxies will be voted for the election of the nominees listed herein.

         The Company's executive offices are located at 125 Moen Avenue, Cranford, New Jersey 07016. On or about June 24, 1998, this Proxy Statement and the accompanying form of proxy, together with a copy of the Annual Report of the Company for the fiscal year ended December 31, 1997, is being mailed to each stockholder of record at the close of business on June 10, 1998.

                                VOTING SECURITIES

         The Board of Directors has fixed the close of business on June 10, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of June 10, 1998, the Company had issued and outstanding 7,789,070 shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes"). The election of directors requires a plurality vote of those shares voted at the Annual Meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor. All other matters to be voted on will be decided by the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 24, 1998 by (i) each stockholder known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers (as hereinafter defined) and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of Common Stock issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of the date of this Proxy Statement have been included in the table.



                                                     Number of Shares of Common          Percentage
Name and Address                                      Stock Beneficially Owned       Beneficially Owned
----------------                                     --------------------------      ------------------
Elizabeth E. Tallett(1) ...............................       68,000(2)                         *
Kenneth S. Hollander(1) ...............................       41,000(3)                         *
Jack L. Rivkin
   388 Greenwich Street
   New York, NY 10022 .................................            0                            *
John F. Sasen, Sr
   4345 Southpoint Boulevard
   Jacksonville, FL 32216 .............................      217,501(4)                       2.7%
Udi Toledano
   545 Madison Avenue, Suite 800
   New York, NY 10022 .................................      181,037(5)                       2.3%
Travelers Group Inc.
   388 Greenwich Street
   New York, NY 10013 .................................    2,130,521(6)                      25.9%
Scantek Medical, Inc. .................................
   26 Merry Lane
   East Hanover, NJ 07936 .............................    1,076,688(7)                      13.5%
Donald B. Brounstein
   129 Hillcrest Avenue
   Summit, NJ 07901 ...................................      914,000(8)                      11.6%
OppenheimerFunds, Inc. ................................
   Two World Trade Center
   New York, NY 10048 .................................      700,500                          9.0%
All directors and executive officers as a group
   (7 persons)(2)(3)(4)(5)(9) .........................      522,538                          6.4%


------------------
 *  Less than 1%.

(1) c/o HumaScan Inc., 125 Moen Avenue, Cranford, New Jersey 07016.

(2) Includes 65,000 shares of Common Stock issuable upon exercise of currently exercisable options held by Ms. Tallett.

(3) Includes 39,500 shares of Common Stock issuable upon exercise of currently exercisable options held by Mr. Hollander. Does not include 16,750 shares issuable upon exercise of options held by Mr. Hollander that are not currently exercisable.

(4) Includes 25,001 shares of Common Stock issuable upon exercise of currently exercisable options held by Mr. Sasen. Also includes 56,250 shares held by Physician Sales & Service, Inc. ("PSS") and 136,250 shares issuable upon exercise of currently exercisable warrants held by PSS. Does not include 9,999 shares issuable upon exercise of options held by Mr. Sasen that are not currently exercisable. Mr. Sasen disclaims beneficial ownership of the securities held by PSS.

(5) Includes 48,685 shares issuable upon exercise of currently exercisable options and warrants held by Mr. Toledano. Also includes 50,000 shares of Common Stock held by Mr. Toledano's wife and 50,477 shares issuable upon exercise of currently exercisable warrants held by Mr. Toledano's wife and a certain trust for the benefit of their minor children ("Toledano Trust"). Does not include 9,999 shares issuable upon exercise of options held by Mr. Toledano that are not currently exercisable.

(6) Includes 1,440,000 shares of Common Stock held by Travelers Insurance Company ("TIC"), 339,823 shares issuable upon exercise of currently exercisable options and warrants held by TIC, 219,875 shares held by Smith Barney Worldwide Special Fund, N.V. ("Smith Barney Fund"), 44,135 shares issuable upon exercise of currently exercisable warrants held by Smith Barney Fund, 41,125 shares held by Smith Barney Worldwide Securities, Ltd. ("Smith Barney Securities"), 8,063 shares issuable upon exercise of currently exercisable warrants held by Smith Barney Securities and 37,500 shares issuable upon exercise of currently exercisable warrants held by Smith Barney Inc. Does not include 9,999 shares issuable upon exercise of options held by TIC that are not currently exercisable. Smith Barney Inc. and TIC are both subsidiaries of Travelers Group Inc., and Smith Barney Securities and Smith Barney Fund are investment funds domiciled outside the United States for which Smith Barney Inc. acts as sponsor and adviser. None of Travelers Group Inc., TIC, Smith Barney Inc. or their respective affiliates has assumed or has any responsibility for the management, business or operations of the Company or for the statements contained in this Proxy Statement (other than the limited information regarding the stock ownership of such entities under the caption "Principal Stockholders").

(7) Includes 180,625 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Scantek Medical, Inc. ("Scantek"), 213,750 shares of Common Stock owned by Zsigmond L. Sagi ("Dr. Sagi"), the Chairman of the Board and a principal stockholder of Scantek, and 750 shares issuable upon exercise of currently exercisable options owned by Dr. Sagi. Does not include 225,000 shares issuable upon exercise of warrants held by Scantek that are not currently exercisable and 750 shares issuable upon exercise of options held by Dr. Sagi that are not currently exercisable.

(8) Includes an aggregate of 17,000 shares of Common Stock held by Mr. Brounstein's wife and son and 72,000 shares issuable upon exercise of currently exercisable options and warrants held by Mr. Brounstein.

(9) Includes 15,000 shares of Common Stock issuable upon exercise of currently exercisable options held by Roger W. Martin, the Company's Vice President of Sales. Does not include 15,000 shares issuable upon exercise of options held by Mr. Martin that are not currently exercisable.

                        PROPOSAL I: ELECTION OF DIRECTORS

         At the Annual Meeting, four directors (constituting the entire Board of Directors) are to be elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The proxies given pursuant to the solicitation will be voted for the four nominees -- Elizabeth E. Tallett, Jack L. Rivkin, John F. Sasen, Sr. and Udi Toledano -- unless authority is withheld. Should a nominee become unavailable for any reason, the proxies will be voted for an alternative nominee to be determined by the persons named in the proxy. The Board of Directors has no reason to believe that any nominee will be unavailable.


Information About the Nominees

Name                        Age        Principal Occupation
----                        ---        --------------------
Elizabeth E. Tallett        49         Chairman of the Board of the Company and
                                       Acting President and Chief Executive
                                       Officer
Jack L. Rivkin              57         Director
John F. Sasen, Sr.          56         Director
Udi Toledano                47         Director

         Elizabeth E. Tallett has been a director of the Company since March 1998 and Chairman of the Board and Acting President and Chief Executive Officer since May 19, 1998. Ms. Tallett is performing the duties of Acting President and Chief Executive Officer on a part time basis. Ms. Tallett has served as President and Chief Executive Officer of Dioscor Inc., a biotechnology management company, since March 1996, and President and Chief Executive Officer of Ellard Pharmaceuticals Inc., a pharmaceutical company involved in the anti-ulcer field, since July 1997. From 1992 to March 1996 Ms. Tallett was President and Chief Executive Officer of Transcell Technologies Inc., a company focused on carbohydrate chemistry company. From 1987 to 1992 she was President of Centocor Pharmaceuticals, a biotechnology company focused on monoclonal antibody based pharmaceuticals. From 1984 to 1987 she was Director of Marketing Operations of Parke-Davis, the pharmaceutical division of Warner-Lambert Company, and a member of the Parke-Davis Executive Committee, and from 1973 to 1987 she was Director of Worldwide Strategic Planning for Warner-Lambert Company. Ms. Tallett also serves on the Board of Directors of Principal Life Insurance Company, Varian Associates Inc., Coventry Health Care Inc., Integramed America Inc., Prosperity New Jersey Inc., a non-for-profit corporation, and is a founding member of the Biotechnology Council of New Jersey.

         Jack L. Rivkin has been a director of the Company since May 1996. Mr. Rivkin has been a Senior Vice President of Travelers Group Inc., the parent company of TIC and Smith Barney Inc., since January 1, 1996. He is currently responsible for the management of venture capital and public equity partnerships for several insurance subsidiaries of Travelers Group Inc. He also is a director and member of the Investment Committee of Greenwich Street Capital Partners, Inc., a merchant banking fund affiliated with Travelers Group Inc. From May 1993 to October 1995, he was Vice Chairman and Director of Global Research at Smith Barney Inc. From August 1992 to May 1993, he was an independent consultant. From 1990 to August 1992, Mr. Rivkin was Director of the Equities Division and Director of Research of Lehman Brothers. From 1987 to 1990, he was Director of Research at Shearson Lehman Brothers. From 1984 to 1987, Mr. Rivkin was President of PaineWebber Capital, Inc., the merchant banking arm of PaineWebber Group, and Chairman of Mitchell Hutchins Asset Management. He is the co-author of a book on the venture capital industry, "Risk and Reward, Venture Capital and the Making of America's Great Industries," published by Random House. He also is a guest lecturer on venture capital at Columbia University.

         John F. Sasen, Sr. has been a director of the Company since May 1996. Mr. Sasen has been Executive Vice President of PSS/World Medical Inc. since April 1998. From March 1997 to April 1998 he was Chief Executive Officer of PSS. He was President of PSS from August 1995 to March 1997 and Chief Operating Officer of PSS from December 1993 to August 1995, and has been a director of PSS since July 1993. Mr. Sasen also was Executive Vice President of PSS from August 1993 to August 1995. From August 1990 to December 1992, he was Vice
President -- Sales and Marketing of PSS, and from January 1993 to July 1993 he was Regional Vice President of PSS. Prior to joining PSS, Mr. Sasen was Vice President -- Sales, Marketing and Distributor Relations of Becton, Dickinson & Co., a manufacturer of health care products. Mr. Sasen was employed by Becton, Dickinson & Co. for over 20 years.

         Udi Toledano has been a director of the Company since May 1996. Mr. Toledano has been the President of Andromeda Enterprises, Inc., a private investment company, since December 1993. Prior to that, he was the President of CR Capital Inc., a private investment company, for more than five years. He has also been an advisor to various public and private corporations, none of which is affiliated with or competes with the Company. Mr. Toledano is a director and Chairman of the Board of Alyn Corporation, a producer of advanced materials, and is a director of Global Pharmaceutical Corporation, a generic pharmaceuticals manufacturer, and Universal Stainless & Alloy Products, Inc., a specialty steel producer, each of which is a public company.

Information About the Other Executive Officers

Name                        Age        Position
----                        ---        --------
Kenneth S. Hollander        32         Chief Financial Officer
Roger W. Martin             50         Vice President of Sales

         Kenneth S. Hollander has been Chief Financial Officer of the Company since June 1996. From 1989 to May 1996, Mr. Hollander was Controller of Sidmak Laboratories, Inc., a company engaged in the generic pharmaceutical industry. From 1987 to 1989, Mr. Hollander was employed by the accounting firm of Arthur Andersen & Co.

Mr. Hollander serves as Treasurer of the Board of Trustees of The
Richmond Fellowship, a private, non-profit, psychiatric transitional residence.

         Roger W. Martin has been Vice-President of Sales of the Company since April 1998. From 1994 to April 1998, Mr. Martin was Senior Business Development Manager for Roche Diagnostic Systems, a division of Roche Holdings AG. From 1979 to 1994, Mr. Martin was employed by Becton Dickinson and Company as Senior Regional Sales Manager.

         Directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company's Board of Directors held four meetings during 1997.

Committees

         The Company has a Compensation Committee and an Audit Committee, both of which were established in June 1996. From June 1996 to June 11, 1998, the Company also had an Executive Committee. Each Committee held one meeting during 1997. The Company does not have a standing nominating committee.

         The Audit Committee currently consists of Mr. Rivkin, as Chairman, and Messrs. Toledano and Sasen. The Audit Committee reviews with the Company's independent accountants the scope and timing of their audit services, any other services they are asked to perform, the report of the independent accountants on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee also makes an annual recommendation to the Board of Directors concerning the appointment of independent accountants for the ensuing year. In addition, the Audit Committee reviews all transactions between the Company and its officers, directors, principal stockholders and affiliates.

         The Compensation Committee currently consists of Mr. Toledano, as Chairman, and Messrs. Tallett and Rivkin. The Compensation Committee determines the compensation and benefits of all officers of the Company other than compensation pursuant to incentive plans of the Company and reviews general policy matters relating to compensation and benefits of employees of the Company.

Executive Compensation

         The following table shows the cash compensation paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 1997 and 1996 to the former President and Chief Executive Officer of the Company and the other executive officers of the Company whose compensation was $100,000 or greater during the fiscal year ending December 31, 1997 ("Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation(1)
Name and                                    ----------------------  Securities Underlying
Principal Position             Year         Salary          Bonus        Options (#)
------------------             ----         ------          -----   ---------------------
Donald B. Brounstein, former   1997        $152,574        $14,980             0
President and Chief            1996        $145,000        $     0        37,500
Executive Officer(2)

Kenneth S. Hollander,          1997         $94,414        $17,325             0
Chief Financial Officer(3)     1996         $51,923        $     0        56,250


(1) The Named Executive Officers routinely receive other benefits from the Company, including automobile allowances and retirement plan contributions, the amounts of which are customary in the industry. The Company has concluded, after reasonable inquiry, that the aggregate amounts of such benefits during 1997 did not exceed the lesser of $50,000 or 10% of the compensation set forth above as to either Named Executive Officer.

(2) Mr. Brounstein resigned as President and Chief Executive Officer of the Company on May 19, 1998. Mr. Brounstein also resigned as a director of the Company on June 22, 1998.

(3) Mr. Hollander's employment with the Company commenced on June 3, 1996.

No executive officer received any compensation during the fiscal year ended December 31, 1995.

Aggregate Year-End Option Values Table

         The following table sets forth information concerning the number and value of unexercised options held by each of the Named Executive Officers as of December 31, 1997.

                        AGGREGATE YEAR-END OPTION VALUES
                               (December 31, 1997)

                                       Number of securities underlying                    Value of unexercised in-the-money
                                  unexercised options at fiscal year-end (#)                options at fiscal year-end ($)
                                  ------------------------------------------            -------------------------------------
         Name                        Exercisable             Unexercisable              Exercisable             Unexercisable
         ----                        -----------             -------------              -----------             -------------
Donald B. Brounstein                    37,500                        0                   118,875                        0
Kenneth S. Hollander                    27,250                   29,000                    75,663                   72,500


(1) Represents the difference between the aggregate market value at December 31, 1997 of the Common Stock (based on a last sale price of $8.50 on that date) and the options' aggregate exercise price.

Employment Agreements with Named Executive Officers

         The Company has an employment agreement with Donald B. Brounstein dated January 1, 1996 pursuant to which, until May 19, 1998, Mr. Brounstein served as the Company's President and Chief Executive Officer. Mr. Brounstein's employment agreement provides for a base annual salary of $145,000 with annual cost of living increases and a customary benefits package. In connection with Mr. Brounstein's resignation from the offices of President and Chief Executive Officer, the Company and Mr. Brounstein have agreed that the employment agreement will terminate on September 30, 1998, provided that in the event of a change of control of the Company prior to such date, the agreement will terminate on December 31, 1998, and that until the employment agreement terminates, Mr. Brounstein will be paid a consulting fee payable at the same rate as his base salary as in effect on May 19, 1998. The agreement prohibits Mr. Brounstein from competing with the Company for one year following termination and from disclosing confidential information or trade secrets in any unauthorized manner.

         The Corporation has an employment agreement with Kenneth S. Hollander, dated June 3, 1996, pursuant to which Mr. Hollander serves as the Company's Chief Financial Officer. Mr. Hollander's employment agreement provides for a base annual salary of $90,000 with annual cost of living increases and a customary benefits package. The agreement has no definite term and is terminable at will by Mr. Hollander or the Company, but if the agreement is terminated by the Company without "Cause," as defined in the agreement, Mr. Hollander is entitled to severance pay equal to six months of base salary. The agreement prohibits Mr. Hollander from competing with the Company for one year following termination of his employment with the Company and from disclosing confidential information or trade secrets in any unauthorized manner.

Stock Options

         1996 Plan. The Company's 1996 Stock Incentive Plan ("1996 Plan") was adopted by the Company's Board of Directors in June 1996 for the purpose of securing for the Company and its stockholders the benefits arising from the ownership of restricted shares of Common Stock ("Restricted Stock"), stock appreciation rights ("SARs") and options to purchase Common Stock ("Options") by directors who are not employees ("Eligible Directors") (Messrs. Rivkin, Sasen and Toledano are currently Eligible Directors), officers, other key employees and consultants ("Key Employees") of the Company (and any subsidiary companies) who are expected to contribute to the Company's future growth and success. No shares of Restricted Stock or SARs have been granted under the 1996 Plan. Options for 364,450 shares have been issued under the 1996 Plan as of the date of this Proxy Statement. No award may be granted under the 1996 Plan after June 2006.

         Under the 1996 Plan, the maximum number of shares with respect to which Options or SARs may be granted or which may be awarded as Restricted Stock is 700,000 shares of Common Stock. The Company may in its sole discretion grant shares of Restricted Stock, SARs and Options to Key Employees and shall grant Options to the Company's Eligible Directors subject to specified terms and conditions and in accordance with a specified formula ("Formula") as discussed below. The 1996 Plan is administered by the Board of Directors, which, subject to the terms of the 1996 Plan, determines the Key Employees who will receive grants of Options, SARs or Restricted Stock, the number of shares of Common Stock subject to each Option or SAR or awarded as Restricted Stock, the grant date, the expiration date, and other terms and conditions.

        Under the Formula, each Eligible Director was granted in June 1996 Options to purchase 15,000 shares of Common Stock at an exercise price equal to the initial public offering price per share, all of which vested immediately upon grant ("Initial Director Options"). On the first business day following the Annual Meeting, and thereafter on the first business day following each successive annual meeting of stockholders, so long as Options remain available to grant to Eligible Directors, each person who is serving as a director or is elected as a director on the date of such meeting and is an Eligible Director shall be granted 10,000 Options ("Director Options") in recognition of service as a director, subject to vesting, for the year ending on the day prior to the next annual meeting of stockholders of the Company to elect directors. Director Options expire ten years from the date of grant and vest as follows (except for the Initial Director Options, which vest immediately upon grant): 33 1/3% upon the grant of such Options, 66 2/3% one year after the date of grant and 100% two years after the date of grant, in each case assuming the recipient continuously serves as a director during that time.

         Other Options. The Company has issued options outside of the 1996 Plan to certain officers, directors, employees and consultants to purchase a total of 190,000 shares of Common Stock. Options for 131,250 shares were granted on February 9, 1996 and have a five-year term and an exercise price of $5.33 per share. All of such options were fully vested on the date of grant. Options for 11,250 shares were granted as of June 3, 1996, have an exercise price of $5.33 per share and vested in full on April 30, 1997. Options for 15,000 shares were granted as of June 20, 1996, have an exercise price of $6.00 per share and were fully vested on the date of grant. Options for 10,000 shares were granted as of June 26, 1997, have an exercise price of $7.69 per share and vest 33 1/3% per year over two years. Options for 15,000 shares were granted as of March 13, 1998, have an exercise price of $8.44 per share and were fully vested on the date of grant.

         Five former directors of the Company each were granted 1,500 options outside the 1996 Plan in September 1996 in replacement of options granted under the Company's former Nonemployee Director Stock Incentive Plan which expired as a consequence of such directors' resignation from the Board in connection with the Company's initial public offering.

Director Compensation

         Non-employee members of the Board of Directors are paid $500 (plus reasonable expenses) for each attended meeting of the Board of Directors or committee thereof. Non-employee members of the Board of Directors of the Company also are eligible for the grant of Options under the 1996 Plan, which currently provides for each Eligible Director (currently Messrs. Rivkin, Sasen and Toledano) to receive the Director Options. Mr. Rivkin is a nominee of TIC. Mr. Rivkin has waived the $500 fee for attendance at meetings of the Board of Directors or committees thereof and the Initial Director Options and the 1997 and 1998 Director Options. In lieu thereof, the Board of Directors in June 1996 granted TIC options outside the 1996 Plan to purchase 15,000 shares of Common Stock at an exercise price equal to the initial public offering price and in 1997 granted TIC options outside the 1996 Plan to purchase 10,000 shares of Common Stock, and has determined to grant TIC, on the first business day following the annual meeting of stockholders in 1997, options outside the 1996 Plan to purchase 10,000 shares of Common Stock.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten-percent stockholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Officers, directors and ten-percent stockholders also are required to furnish the Company with copies of all Section 16(a) forms they file. Based on its review of the copies of such forms furnished to it, and written representations that no other reports were required, the Company believes that during the Company's fiscal year ended December 31, 1997, all of its officers, directors and ten-percent stockholders complied with the Section 16(a) reporting requirements.

Certain Relationships and Related Transactions

         Physician Sales & Service, Inc. In February 1996, the Company entered into an exclusive supply and distribution agreement (as amended, "Distribution Agreement" ) with PSS, a publicly traded company and one of the leading distributors of medical supplies, diagnostic equipment and pharmaceuticals to office-based medical professionals in the United States. PSS, with a reported distribution network of approximately 704 sales representatives and 61 company-operated service/distribution centers serving more than 92,000 physician-based offices throughout the United States, has agreed to distribute the BreastAlert Differential Temperature Sensor (the "BreastAlert device").

         Under the Distribution Agreement, over a two-year period beginning in 1998, PSS is to receive volume discount price incentives from the Company to the extent PSS exceeds sales targets of 1.0 million units in 1998 and 3.5 million units in 1999. If sales by PSS are less than 50% of such targets, the Company and PSS will each have the right to terminate the Distribution Agreement upon three months' notice. The term of the Distribution Agreement continues until terminated by either party for failure to meet such sales targets or for certain material breaches which are not cured within prescribed time limits. Also, pursuant to the distribution agreement, PSS purchased an aggregate of 56,250 shares of Common Stock and warrants to purchase an additional 11,250 shares of Common Stock at $2.93 per share and was issued warrants to purchase 125,000 shares of Common Stock at $4.00 per share. John F. Sasen, Sr., Executive Vice-President of PSS/World Medical Inc., of which PSS is a wholly owned subsidiary, is a director of the Company.

         Scantek Medical, Inc. In October 1995, the Company and Scantek entered into a license agreement ("License Agreement") pursuant to which Scantek granted the Company an exclusive license to manufacture and sell the BreastAlert device in the United States and Canada. The License Agreement originally provided for a cash payment ("Cash Portion of the Licensing Fee") to Scantek of $1,600,000, $775,000 of which has been funded. Contemporaneously with the execution of the License Agreement, the Company issued to Scantek 675,000 shares of Common Stock. Scantek received additional 329,063 shares of Common Stock upon the closing of a private placement in May 1996 ("May 1996 Private Placement") in exchange for the termination of its right, pursuant to the License Agreement, to maintain a specified ownership interest in the Company.

         On May 15, 1998, the Company and Scantek entered into a settlement agreement pursuant to which the License Agreement was amended to eliminate the original requirement for minimum royalty payments of $150,000 and $300,000, respectively, for the first two years of BreastAlert device production and to provide that while the Company remains obligated to pay Scantek royalties ranging from 3% to 10% on product sold, Scantek will credit the Company for 50% of such royalties up to an aggregate of $550,000.

         The license agreement was also amended to reduce the Cash Portion of the License Fee by $375,000 in exchange for the issue to Scantek of warrants to purchase 400,000 shares of Common Stock at $4.725 per share. The Company has agreed to register the shares underlying the warrants for resale pursuant to the Securities Act of 1933, as amended ("Securities Act"), and applicable state securities laws.

         Zigmed, Inc. In 1995, the Company entered into an agreement with Zigmed, Inc. ("Zigmed") a medical engineering contractor, for the construction and installation of the equipment for the manufacture, assembly and packaging of the BreastAlert device (the "Production Line"). Zsigmond G. Sagi, the chief executive officer and a principal of Zigmed, is the son of Dr. Sagi. The agreement between Zigmed and the Company provided for the turnkey construction of the Production Line at a fixed price of $1,750,680, of which $1,245,000 was paid prior to May 15, 1998.

On May 15, 1998, the Company and Zigmed entered into a settlement agreement pursuant to which the purchase price to be paid by the Company for the Production Line was reduced by approximately $200,000 in exchange for the issue to Zigmed of warrants to purchase 30,000 shares of Common Stock at $4.725 per share. The Company has agreed to register the shares underlying the warrants for resale pursuant to the Securities Act and applicable state securities laws.

         Travelers Group Inc. In connection with the May 1996 Private Placement, the Company issued warrants to purchase 37,500 shares of Common Stock for $2.93 per share to Smith Barney Inc., a subsidiary of Travelers Group Inc. Jack L. Rivkin, a director of the Company, is a Senior Vice President of Travelers Group Inc. Mr. Rivkin has waived the $500 fee for attendance at meetings of the Board of Directors or committees thereof and the Initial Director Options and the 1997 and 1998 Director Options. In lieu thereof, the Board of Directors in June 1996 granted TIC, a subsidiary of Travelers Group Inc., options outside the 1996 Plan to purchase 15,000 shares of Common Stock at an exercise price equal to the initial public offering price and in 1997 granted TIC options outside the 1996 Plan to purchase 10,000 shares of Common Stock, and has determined to grant TIC, on the first business day following the annual meeting of stockholders in 1998, options outside the 1996 Plan to purchase 10,000 shares of Common Stock.

         Udi Toledano. In connection with the May 1996 Private Placement, the Company issued warrants to purchase an aggregate of 80,625 shares of Common Stock to Udi Toledano, a director of the Company, and members of his family ("Toledano Warrants"). Pursuant to their terms, the Toledano Warrants currently may be exercised for an aggregate of only 26,250 shares, at a price of $2.93 per share.

         The Company believes that the terms of each of the foregoing transactions were at least as favorable to the Company as could have been obtained from third parties in arms' length transactions. In connection with the Company's initial public offering, the Company adopted a policy whereby all transactions between the Company and its officers, directors, principal stockholders or affiliates must be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and must be on terms no less favorable to the Company than could be obtained in arm's length transactions from unaffiliated third parties. In addition, all such related party transactions are reviewed by the Audit Committee of the Board of Directors.

                             INDEPENDENT ACCOUNTANTS

         The Company has selected KPMG Peat Marwick LLP, Short Hills, New Jersey, as its independent accountants for the year ending December 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting with an opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

         The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's Common Stock.

                           1999 STOCKHOLDER PROPOSALS

         In order for stockholder proposals for the 1999 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Cranford, New Jersey, by February 10, 1999.

                                 OTHER MATTERS

         The Board knows of no matter that will be presented for consideration at the meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                              By Order of the Board of Directors


                                              Kenneth S. Hollander
                                              Secretary

Cranford, New Jersey
June 24, 1998

                              HUMASCAN INC. - PROXY
                       Solicited by the Board of Directors
                 for Annual Meeting to be held on July 30, 1998


P         The undersigned Stockholder(s) of HUMASCAN INC., a Delaware
R    corporation ("Company"), hereby appoints Elizabeth E. Tallett and Kenneth
O    S. Hollander, or either of them, with full power of substitution and to act
X    without the other, as the agents, attorneys and proxies of the undersigned,
Y to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on July 30, 1998 and at all adjournments thereof. This proxy will be voted in O accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

     1. Election of the following Directors:

        FOR all nominees listed below,               WITHHOLD AUTHORITY to vote
        except as marked to the contrary             for all nominees listed
        below   |_|                                  below   |_|

        Elizabeth E. Tallett, Jack L. Rivkin, John F. Sasen, Sr., Udi Toledano

        INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

        -----------------------------------------------------------------------

     2. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

     |_|  I plan to attend the Annual Meeting.


                                            Date                         , 1998
                                                 ------------------------

                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Signature if held jointly

                                            Please sign exactly as name appears
                                            above. When shares are held by joint
                                            tenants, both should sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by president or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.